Exhibit 99.3

Section 906 Certification

I, Terrence J. Keating, the President and Chief Executive Officer of Accuride Corporation, certify that (i) the attached Amendment No. 1 to the Annual Report on Form 10-K/A of Accuride Corporation for the fiscal year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K/A Report for said period, as amended by Amendment No. 1, fairly presents, in all material respects, the financial condition and results of operations of Accuride Corporation.

/s/ Terrence J. Keating	Dated:	April 1, 2003
Terrence J. Keating
President and Chief Executive Officer